                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT is made this 4th day of February, 1997, between MEDICAL MANAGER CORPORATION, a Delaware corporation (the "Company"), and MICHAEL A. SINGER, (the "Executive").

WHEREAS, the Executive is currently the President and sole shareholder of Personalized Programming, Inc. ("PPI"); and

WHEREAS, as a result of the proposed business combination pursuant to that certain Agreement and Plan of Reorganization among the Company, its acquisition subsidiary, PPI and the Executive (the "Business Combination"). PPI will become a wholly-owned subsidiary of the Company; and

WHEREAS, the parties hereto wish to enter into an employment agreement to continue the employment of the Executive as the President of PPI and to employ the Executive as the Chief Executive Officer and Chairman of the Board of the Company following the Business Combination, and to set forth certain additional agreements between the Executive and the Company.

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

               1. TERM.

The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement for an initial term of five (5) years, commencing on the effective date of the Business Combination (which also will be the closing date of the Company's initial public offering of Common Stock). Effective as of the expiration of such initial five-year term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional 12- month period unless, not later than two months prior to each such respective date, the Company shall have given notice to the Executive that the term shall not be so extended. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, as provided in Section 4 hereof. The term of this Agreement, as in effect from time to time in accordance with the foregoing, shall be referred to herein as the "Term". The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period".

               2. EMPLOYMENT.

               (a) POSITIONS AND REPORTING. The Company hereby employs the Executive for the Employment Period as its Chief Executive Officer and Chairman of the Board and as the President of PPI on the terms and use its best efforts to cause the Executive to be nominated and re-nominated for election as Chairman of the Board of Directors of the Company (the "Board") for each term of such office commencing during the Employment Period. During the Employment Period, the Executive shall report directly to the Board and the Board of Directors of PPI in his respective capacities with each such company.

               (b) AUTHORITY AND DUTIES. The Executive shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's position, commensurate with the authority vested in the Executive's position, pursuant to this Agreement and consistent with the By-Laws of the Company and PPI, respectively. Without limiting the generality of the foregoing, the Executive shall report directly and be solely responsible to the Board with respect to the research and development functions of the Company and its subsidiaries. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may (i) make and manage passive personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board, provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Board, serve on the boards of directors of other corporations.

               3. COMPENSATION AND BENEFITS.

               (a) SALARY. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $ 150,000 per annum, payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. Such base salary shall be subject to review each year for possible increase by the Board in its sole discretion, but shall in no event be decreased from its then-existing level during the Employment Period.

                (b) ANNUAL BONUS. During the Employment Period, the Executive shall have the opportunity to earn an annual bonus in accordance with a Company annual bonus program for senior executives. The payment of any annual bonus under any such program shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Board in its discretion.

               (c) EQUITY PARTICIPATION. The Executive shall be eligible to be granted stock options to acquire shares of the Common Stock of the Company under the Company's 1996 Long-Term Incentive Plan. In addition, the Executive shall be entitled to receive awards under any other stock option or equity based incentive compensation plan or arrangement adopted by the Company during the Employment Period for which senior executives are eligible. The level of the executive's future participation in any such plan or arrangement shall be in the sole discretion of the Board.

               (d) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans, programs and arrangements of the Company in effect during the Employment Period which are generally available to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. In addition, during the Employment Period, the Executive shall be entitled to fringe benefits and perquisites comparable to those of other senior executives of the Company, including, but not limited to, four weeks of vacation pay per year.

               (e) BUSINESS EXPENSES. During the Employment Period, the Company shall reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's policies.

               (f) INDEMNIFICATION. During the Employment Period and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by applicable law, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, with respect to all costs, charges and expenses whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding (other than any action, suit or proceeding brought by the Company against the Executive) to which he may be made a party by reason of being or having been a director, officer or employee of the Company or PPI or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

               (g) TRAVEL. During the Executive's employment with the Company, any travel by the Executive will be at the Executive's discretion.

               4.  TERMINATION OF EMPLOYMENT.

               (a) TERMINATION FOR CAUSE. The Company may terminate the Executive's employment hereunder for cause. For purposes of this Agreement and subject to the Executive's opportunity to cure as provided in Section 4 (c) hereof, the Company shall have "cause" to terminate the Executive's employment hereunder if such termination shall be the result of:

                    (i) willful fraud or dishonesty in connection with the
               Executive's performance hereunder that results in material harm to the Company;

                    (ii) the failure by the Executive to substantially perform his duties hereunder that results in material harm to the Company; or

                    (iii) the conviction for, or plea or nolo contender to, a
               charge of commission of a felony.

               (b) TERMINATION FOR GOOD REASON. The Executive shall have the right at any time to terminate his employment with the Company at any time and for any reason. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 4 ( c) hereof, the Executive shall have "good reason" to terminate his employment hereunder if such termination shall be the result of:

                    (i) a material diminution during the Employment Period in
               the Executive's duties or responsibilities as set forth in
               Section 2 hereof;

                    (ii) a failure of the Board to have the Executive elected or re-elected to the office of the Chairman of the Board;

                    (iii) a material breach by the Company of the compensation and benefits provisions set forth in Section 3 hereof;

                    (iv) a notice of non-renewal of the Agreement by the Company in accordance with Section 1 hereof;

                    (v) a notice of termination by the Executive under Section 4
               ( c) hereof within 12 months following the occurrence of a Change in Control (as defined in Section 4 (e) hereof); or

                    (vi) a material breach by the Company of any other term of this Agreement.

               ( c) NOTICE AND OPPORTUNITY TO CURE. Notwithstanding the foregoing, it shall be a condition precedent to the Company's right to terminate the Executive's employment for "cause" and the Executive's right to terminate his employment for "good reason" that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach") and (2) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional 30 days), provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure.

               (d) TERMINATION UPON DEATH OR PERMANENT AND TOTAL DISABILITY. The Employment Period shall be terminated by the death of the Executive. The Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties to the Company by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence due to the Disability (a "Disability"). If the Employment Period is terminated by reason of a disability of the Executive, the Company shall give 30 days' advance written notice to that effect to the Executive.

               (e) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" shall be deemed to have taken place if:

                    ( i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock are converted into cash, securities or other property other than a consolidation or merger of the Company in which the holders of the Company's voting stock immediately prior to the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock of the surviving corporation, or any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;
               or

                             (ii) any person (as such term is used in Sections
               13(d) and 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ), shall after the date hereof become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person); or

                             (iii) individuals who at the date hereof constitute
               the entire Board and any new directors whose election by the Board, or whose nomination for election by the Company's stockholders, shall have been approved by a vote of at least a majority of the directors then in office who either were directors at the date hereof or whose election or nomination for election shall have been so approved (the "Continuing Directors") shall cease for any reason to constitute a majority of the members of the Board; or

                             (iv) the sale by the Company of the majority of the
               capital stock of PPI or all or substantially all of the assets of PPI, or the liquidation on dissolution of PPI.

               5. CONSEQUENCES OF TERMINATION.

               (a) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the event of termination of the Executive's employment hereunder by the Company without "cause" (other than upon death or Disability) or by the Executive for "good reason" (each as defined in Section 4 hereof), the Executive shall be entitled to the following severance pay and benefits:

                             (i) SEVERANCE PAY - severance payments in the form
               of continuation of the Executive's base salary as in effect immediately prior to such termination over the longer of; (A) the then-remaining Term hereof; or (B) 24 months (the "Severance Period").

                             (ii) BENEFITS CONTINUATION - continuation for the
               Severance Period of coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to provide such coverages shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Severance Period. The Executive shall be entitled, at the expiration of the Severance Period, to elect continued medical coverage in accordance with section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); and

                             (iii) STOCK OPTIONS - all options to purchase
               shares of the Company's Common Stock held by the Executive immediately prior to termination of employment shall become immediately vested and exercisable and, subject to the terms of the Company's 1996 Long- Term Incentive Plan, shall remain exercisable for the duration of the Severance Period.



               (b) OTHER TERMINATIONS. In the event of termination of the Executive's employment hereunder for any reason other than those specified in
Section 5(a) hereof, the Executive shall not be entitled to any severance pay, benefits continuation or stock option rights contemplated by the foregoing, except as may otherwise be provided under the applicable benefit plans or award agreements relating to the Executive.

               ( c) ACCRUED RIGHTS. Notwithstanding the foregoing provisions of this Section 5, in the event of termination of the Executive's employment hereunder for any reason, the Executive shall be entitled to payment of any unpaid portion of his base salary through the effective date of termination, and payment of any accrued but unpaid rights solely in accordance with the terms of any incentive bonus, stock option or employee benefit plan or program of the Company.

               6. CONFIDENTIALITY.

The Executive agrees that he will not at any time during the Term hereof or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company, including, without limiting the generality of the foregoing, the techniques, methods or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the business of the Company, its manner of operation, its plans or other material data. The provisions of this Section 6 shall not apply to (i) information that is public knowledge other than as a result of disclosure by the Executive in breach of this Section 6; (ii) information disseminated by the Company to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to the Company; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

               7. INVENTIONS.

 The Executive is hereby retained in a capacity such that the Executive's responsibilities include the making of technical and managerial contributions of value to Company. The Executive hereby assigns to Company all right, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during the Employment Period which relate to the business of the Company. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to Company and assist the Company in obtaining and protecting the rights therein (including patents thereon), in any and all countries; provided, however, that said contributions and inventions will be the property of Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. Inventions conceived by the Executive which are not related to the business of the Company, will remain the property of the Executive.


               8. NON-COMPETITION.

                (a) Prohibited Activities. The Executive will not, for a period of five years from the effectiveness of the Business Combination, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company partnership, corporation or business of whatever nature:

                        (i) engage, as an officer, director, shareholder,
                owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company or any of the subsidiaries thereof, within 100 miles of where PPI or any of the other for businesses which are part of the Business Combination (the "Other Foundry Companies conducted business prior to the effectiveness of the Merger (the "Territory");

                        (ii) solicit any person who is at that time within the
                Territory, an employee of the Company (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the Company (including the subsidiaries thereof);

                        (iii) solicit any person or entity which is, at that
                time, or which has been within one (1) year prior to the consummation of the Business Combination, a customer of the Company (including the subsidiaries thereof), of PPI or of any of the Other Founding companies within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory;

                        (iv) solicit any prospective acquisition candidate, on
                the Executive's own behalf or on behalf of any competitor in the medical software development or distribution business, which candidate was either called upon by the Company (including the subsidiaries thereof) or for which the Company (or any subsidiary thereof) made an acquisition analysis which was known (or should have been known) to the Executive, for the purpose of acquiring such entity; or

                        (v) disclose customers, whether in existence or
                proposed, of PPI to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that PPI has in the past disclosed such information to the public for valid business reasons.

                Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Executive from acquiring as an investment not more than three percent (3%) of the capital stock of a competitive business whose stock is traded on a national securities exchange or over-the-counter.

                In addition to the foregoing, in the event the Executive is not actively employed during the initial five-year term and is not receiving any severance pay and provided the Company pays the Executive, in equal monthly installments, an amount equal to $25,000 per annum, as a condition of the Executive shall be bound by the non-competition provisions set forth above for the Severance.

                (b) Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Section 8 impose a reasonable restraint on the Executive in light of the activities and business of the Company (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of the Company; but it is also the intent of the Company and the Executive that such covenant be construed and enforced in accordance with the changing activities and business of the Company (including the subsidiaries thereof) throughout the term of this covenant so long as such activities and business are reasonably related to the activities of the Company immediately upon consummation of the Company Plan of Organization.

                (c) Severability; Reformation. The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

                (d) Independent Covenant. all of the Covenants in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. The covenants contained in Section 8 shall not be affect by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

                (e) Materiality, PPI and the Executive each hereby agree that this covenant is a material and substantial part of this transaction.

                (f) Additional Restrictions. The Executive agrees that he shall not during the Employment Period and, if applicable, the Severance Period, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business involved in the development, sale or support of health care information systems. Notwithstanding the foregoing, the Executive shall not be prohibited during the non-competition period applicable above from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of a publicly-held company. During the period that the above non-competition restriction applies, the Executive shall not, without the written consent of the Company, solicit any employee of the Company or any current or future subsidiary or affiliate thereof to terminate his or her employment. Notwithstanding the foregoing this provision only applies after the initial five-year term hereof is completed; provisions 8(a)-8(e) hereof shall govern during such initial five-year term.

               9. BREACH OF RESTRICTIVE COVENANTS.

The parties agree that a breach or violation of Section 6, 7 or 8 hereof will result in immediate and irreparable injury and harm to the innocent party, who shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligation hereunder.

               10. NOTICE.

For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

               (a) If to the Company, to:

                        MEDICAL MANAGER CORPORATION
                        3001 NORTH ROCKY POINT DRIVE EAST
                        SUITE 100
                        TAMPA, FL 33607

               (b) If to the Executive, to:

                        MICHAEL A. SINGER
                        PERSONALIZED PROGRAMMING, INC.
                        15151 NORTHWEST 99TH STREET
                        ALACHUA, FL 32615

or to such other respective addresses as the parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.


               11. ARBITRATION: LEGAL FEES.

Except as provided in Section 9 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall reimburse the Executive for all reasonable legal fees and costs and other fees and expenses which the Executive may incur in respect of any dispute or controversy against the Company arising under or in connection with this Agreement; provided, however, that the Company shall not reimburse any such fees, costs and expenses if the fact finder determines that the action brought by the Executive was substantially without merit.

               12. WAIVER OF BREACH.

Any waiver of any breach of the Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or of the Company.

               13. NON-ASSIGNMENT: SUCCESSORS.

Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign or the Company referred to in the preceding sentence.

               14. WITHHOLDING OF TAXES.

All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonable determine it should withhold pursuant to any applicable law or regulation.

               15. SEVERABILITY.

To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

               16. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               17. GOVERNING LAW.

This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to the conflict of law principles thereof.

               18. ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of February 4, 1997.


                                       MEDICAL MANAGER CORPORATION


                                       /s/ John Kang
                                       --------------------------------
                                       By: JOHN KANG




                                       THE EXECUTIVE


                                       /s/ Michael A. Singer
                                       --------------------------------
                                       MICHAEL A. SINGER